Exhibit (d)(3)(ii)

SCHEDULE A

TO PROFUNDS AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT

OPERATIONAL PUBLIC PROFUNDS

Effective December 1, 2014 – November 30, 2015

	Expense Limit
Fund Name	Investor Class	Service Class
Banks UltraSector ProFund	1.95%	2.95%
Basic Materials UltraSector ProFund	1.95%	2.95%
Bear ProFund	1.95%	2.95%
Biotechnology UltraSector ProFund	1.95%	2.95%
Bull ProFund	1.95%	2.95%
Consumer Goods UltraSector ProFund	1.78%	2.78%
Consumer Services UltraSector ProFund	1.95%	2.95%
Europe 30 ProFund	1.78%	2.78%
Falling U.S. Dollar ProFund	1.78%	2.78%
Financials UltraSector ProFund	1.78%	2.78%
Health Care UltraSector ProFund	1.95%	2.95%
Industrials UltraSector ProFund	1.78%	2.78%
Internet UltraSector ProFund	1.95%	2.95%
Large-Cap Growth ProFund	1.78%	2.78%
Large-Cap Value ProFund	1.78%	2.78%
Mid-Cap Growth ProFund	1.78%	2.78%
Mid-Cap ProFund	1.95%	2.95%
Mid-Cap Value ProFund	1.78%	2.78%
Mobile Telecommunications UltraSector ProFund	1.78%	2.78%
Oil & Gas UltraSector ProFund	1.95%	2.95%
Oil Equipment, Services & Distribution UltraSector ProFund	1.95%	2.95%
NASDAQ-100 ProFund	1.95%	2.95%
Pharmaceuticals UltraSector ProFund	1.95%	2.95%
Precious Metals UltraSector ProFund	1.95%	2.95%
Real Estate UltraSector ProFund	1.95%	2.95%
Rising Rates Opportunity 10 ProFund	1.95%	2.95%
Rising Rates Opportunity ProFund	1.95%	2.95%
Rising U.S. Dollar ProFund	1.78%	2.78%

A-1

	Expense Limit
Fund Name	Investor Class	Service Class
Semiconductor UltraSector ProFund	1.95%	2.95%
Short Oil & Gas ProFund	1.78%	2.78%
Short NASDAQ-100 ProFund	1.78%	2.78%
Short Precious Metals ProFund	1.78%	2.78%
Short Real Estate ProFund	1.78%	2.78%
Short Small-Cap ProFund	1.78%	2.78%
Small-Cap Growth ProFund	1.78%	2.78%
Small-Cap ProFund	1.95%	2.95%
Small-Cap Value ProFund	1.95%	2.95%
Technology UltraSector ProFund	1.78%	2.78%
Telecommunications UltraSector ProFund	1.78%	2.78%
U.S. Government Plus ProFund	1.70%	2.70%
UltraBear ProFund	1.95%	2.95%
UltraBull ProFund	1.95%	2.95%
UltraChina ProFund	1.78%	2.78%
UltraDow 30 ProFund	1.78%	2.78%
UltraEmerging Markets ProFund	1.95%	2.95%
UltraInternational ProFund	1.95%	2.95%
UltraJapan ProFund	1.95%	2.95%
UltraLatin America ProFund	1.78%	2.78%
UltraMid-Cap ProFund	1.95%	2.95%
UltraNASDAQ-100 ProFund	1.95%	2.95%
UltraShort China ProFund	1.78%	2.78%
UltraShort Dow 30 ProFund	1.78%	2.78%
UltraShort Emerging Markets ProFund	1.78%	2.78%
UltraShort International ProFund	1.78%	2.78%
UltraShort Japan ProFund	1.78%	2.78%
UltraShort Latin America ProFund	1.78%	2.78%
UltraShort Mid-Cap ProFund	1.78%	2.78%
UltraShort NASDAQ-100 ProFund	1.78%	2.78%
UltraShort Small-Cap ProFund	1.78%	2.78%
UltraSmall-Cap ProFund	1.95%	2.95%
Utilities UltraSector ProFund	1.95%	2.95%

PROFUND ADVISORS LLC,	PROFUNDS,
a Maryland limited liability company	a Delaware statutory trust

By:	By:
Michael L. Sapir	Todd B. Johnson
Chief Executive Officer	President

A-2